STRUCTURED INVESTMENTS

Client Strategy Guide: May 2013 Offerings

Free Writing Prospectus
Dated May 14, 2013
Registration Statement No. 333-178081
Filed Pursuant to Rule 433

[GRAPHIC OMITTED]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Client Strategy Guide: May 2013 Offerings                                                                                                  Page 2
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Table of Contents
Important Information Regarding Offering Documents                                                                                                 page 3
Selected Features and Risk Disclosures                                                                                                             page 4
Structured Investments Spectrum                                                                                                                    page 5
Tactical Offerings
Offerings with terms of 18 months or less
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 Leveraged Performance          PLUS(SM) based on the SandP 500([R]) Index (SPX) by Morgan Stanley                                                 page 6
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Strategic Offerings
Offerings with terms of more than 18 months
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                                                                                                                                                   Page 8 p
                                Buffered PLUS(SM) based on the SandP 500([R]) Index (SPX) by Morgan Stanley                                        page 12
 Leveraged Performance          Enhanced Trigger Jump Securities based on a Basket of Three Precious Metals by Morgan Stanley                      page 14
                                Dual Directional Trigger PLUS(SM) based on the EURO STOXX 50([R]) Index (SX5E) by Morgan Stanley                   page 16
                                                                                                                                                   page 18
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 Partial Principal at Risk      Equity-Linked Partial Principal at Risk Securities based on the SandP 500([R]) Index (SPX) by Morgan Stanley       page 20
 Securities
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 Market-Linked Deposits -                                                                                                                          page 22
 FDIC Insured                                                                                                                                      page 24
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Selected Risks and Considerations                                                                                                                  page 26

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 3

Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through Morgan
Stanley Wealth Management through the date when the ticketing closes for each offering. Morgan Stanley Wealth Management or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered Offering or a Market-Linked
Certificate of Deposit. You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (or SEC), for the
offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

[]   For Registered Offerings Issued by Morgan Stanley: Morgan Stanley's CIK on
     the SEC web site is 0000895421

Alternatively, Morgan Stanley Wealth Management will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley.com or by calling your Financial Advisor.

The securities described herein (other than the market-linked certificates of deposit) are not bank deposits and are not insured by the Federal Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market-Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings. Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market-Linked Certificate of Deposit, please contact your Morgan Stanley Financial Advisor or call the toll-free number
1-800-584-6837. Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 4

Selected Features and Risk Disclosures

Features

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance. Such features may include:

o    Varying levels of exposure to potential capital appreciation or depreciation

o    Returns based on a defined formula

o    Variety of underlying assets, including equities, commodities, currencies and interest rates

o    Minimum investment of $1,000, unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks and Considerations" section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity. In addition, we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the issue price of the Structured
Investment includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where repayment of principal is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Structured Investments that provide for repayment of principal typically do not make periodic interest payments. Unlike ordinary debt securities, Structured
Investments that provide for repayment of principal typically do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Structured Investments that provide for repayment of principal. Because the supplemental redemption amount due at maturity on these Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment, you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 5

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives -- Market-Linked Deposits -- FDIC Insured, Market-Linked
Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged
Performance and Access.

Market-Linked Deposits -- FDIC Insured combine the repayment of all                  []   May be appropriate for investors who do not require periodic
principal at maturity, subject to applicable FDIC insurance limits and issuer             interest payments, are concerned about principal at risk, and who
credit risk, with the potential for capital appreciation based on the                     are willing to forgo some upside in exchange for the repayment of
performance of an underlying asset.                                                       all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

Market-Linked Notes combine the repayment of all principal at maturity               []   May be appropriate for investors who do not require periodic
subject to issuer credit risk, with the potential for capital appreciation based          interest payments, are concerned about principal at risk, do not
on the performance of an underlying asset. Market-Linked Notes do not                     require FDIC insurance on their investment, and who are willing to
have the benefit of FDIC insurance.                                                       forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

Partial Principal at Risk Securities combine the repayment of some                   []   May be appropriate for investors who do not require periodic
principal at maturity, subject to issuer credit risk, with the potential for capital      interest payments, are concerned about principal at risk, do not
appreciation based on the performance of an underlying asset.                             require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

Enhanced Yield Investments seek to potentially generate current income               []   May be appropriate for investors who are willing to forgo some or all
greater than that of a direct investment in an underlying asset with the                  of the appreciation in the underlying asset and assume full
investor accepting full exposure to the downside with limited or no                       downside exposure to the underlying asset in exchange for
opportunity for capital appreciation.                                                     enhanced yield in the form of above-market interest payments.

Leveraged Performance Investments allow investors the possibility of                 []   May be appropriate for investors who expect only modest changes
capturing enhanced returns relative to an underlying asset's actual                       in the value of the underlying asset and who are willing to give up
performance within a given range of performance in exchange for giving up                 appreciation on the underlying asset that is beyond the
returns above the specified cap, in addition to accepting full downside                   performance range, and bear the same or similar downside risk
exposure to the underlying asset.                                                         associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class,                 []   May be appropriate for investors interested in diversification of, and
theme or investment strategy that may not be easily accessible to an                      exposure to, difficult to access underlying asset classes, market
individual investor by means of traditional investments.                                  sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 6

Opportunities in U.S. Equities

Leveraged Performance [] PLUS(SM) based on the SandP 500([R]) Index (SPX) by Morgan Stanley

           [] Leveraged exposure within a certain range of positive index performance and the same downside risk as a direct investment with 1-for-1 downside exposure
Strategy   [] May be appropriate for investors anticipating moderate appreciation of the SandP 500([R]) Index and seeking enhanced returns within a certain range of positive index performance, in
Overview      exchange for an appreciation potential limited by the maximum payment at maturity
              See "Risk Considerations" below

           The PLUS are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the applicable product supplement for PLUS, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the underlying index has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying index, subject to the maximum payment at maturity.

How do the  However, if the underlying index has depreciated in value, investors will lose 1% for every 1% decline. The PLUS are for investors who seek an equity index-based return and who are
PLUS work?  willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies to a limited range of positive performance of the underlying index. Investors may lose their entire initial investment in the PLUS. The PLUS are senior notes issued as part of Morgan Stanley's Series F Global
            Medium-Term Notes program. All payments on the PLUS are subject to the credit risk of Morgan Stanley.

               [] You could lose your entire investment in the PLUS at maturity                        [] The inclusion of commissions and projected profit from hedging in the original issue
               [] Full downside exposure to the SandP 500([R]) Index                                        price is likely to adversely affect secondary market prices.
               [] Does not provide for current income; no interest payments                            [] The PLUS will not be listed on any securities exchange and secondary trading may be
               [] The appreciation potential of the PLUS is limited by the maximum payment at maturity    limited
               [] The market price of the PLUS will be influenced by several unpredictable factors     [] Hedging and trading activity by the issuer's subsidiaries could potentially adversely

Risk           [] The PLUS are subject to the credit risk of Morgan Stanley, and any actual or            affect the value of the PLUS
Considerations    anticipated changes to its credit ratings or credit spreads may adversely affect     [] The calculation agent, which is a subsidiary of the issuer will make determinations with
                  the market value of the PLUS                                                            respect to the PLUS
               [] The amount payable on the PLUS is not linked to the value of the underlying index at [] The historical performance of the underlying index is not an indication of future
                  any time other than the valuation date                                                  performance
               [] Investing in the PLUS is not equivalent to investing in the underlying index         Additional risk factors can be found in the applicable pricing supplement and the following
               [] Adjustments to the underlying index could adversely affect the value of the PLUS     pages of this document

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 7

Key Terms of the PLUS(SM)
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Issuer                              Morgan Stanley
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Index                    SandP 500([R]) Index (SPX)
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                       June , 2014 (approximately 13 months)
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Leverage Factor                     300%
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Payment at Maturity                 [] If the Final Index Value is greater than the Initial Index Value,
                                           $10 + Leveraged Upside Payment
                                       In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.
                                    [] If the Final Index Value is less than or equal to the Initial Index Value,
                                           $10 X Index Performance Factor
                                       This amount will be less than or equal to the Stated Principal Amount of $10.
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Leveraged Upside Payment            $10 X Leverage Factor X Index Percent Increase
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Index Percent Increase              (Final Index Value -- Initial Index Value) / Initial Index Value
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Initial Index Value                 The index closing value on the Pricing Date
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Final Index Value                   The index closing value on the Valuation Date
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Valuation Date                      June , 2014, subject to adjustment for non-index business days and certain market disruption events
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Maximum Payment at Maturity         $11.07 to $11.27 per PLUS (110.7% to 112.7% of the Stated Principal Amount). The actual Maximum Payment at Maturity will be determined on the Pricing Date.
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Index Performance Factor            Final Index Value / Initial Index Value
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal Amount $10 per PLUS
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Listing                             The PLUS will not be listed on any securities exchange.
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date(1)            This offering is expected to close for ticketing on Friday, May 31, 2013
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 8

     [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted] [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 9

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 10

                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 11

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 12

Opportunities in U.S. Equities

Leveraged Performance [] Buffered PLUS(SM) based on the SandP 500([R]) Index (SPX) by Morgan Stanley

              []  Leveraged exposure to the underlying index up to a maximum payment at maturity, with full downside exposure to the extent a decline in the underlying index exceeds the buffer amount at maturity
Strategy      []  May be appropriate for investors who anticipate moderate appreciation of the SandP 500([R]) Index and are willing to forgo some upside exposure (in the form of less leverage and/or a lower
Overview          maximum payment at maturity, compared to a PLUS without a buffer) in exchange for limited protection against depreciation of the underlying index
                  See "Risk Considerations" below
------------- --- ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
              The Buffered PLUS offered are senior unsecured obligations of Morgan Stanley, will pay no interest, provide a minimum payment at maturity of only 10% of the stated principal amount and have the terms described in the applicable product supplement for PLUS, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the underlying index has appreciated in value, investors will receive the stated principal amount of their investment plus upside performance of the underlying index, subject to

How do the    the maximum payment at maturity. If the underlying index has depreciated in value, but the underlying index has not declined by more than the specified buffer amount, the Buffered PLUS
Buffered PLUS will redeem for par. If the underlying index has declined by more than the buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the
work?         minimum payment at maturity. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS. The Buffered PLUS are for investors who seek an equity index-
              based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the underlying index. The Buffered PLUS are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.
------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                                         [] Adjustments to the underlying index could adversely affect the value of the Buffered
               [] You may lose up to 90% of the stated principal amount of the Buffered PLUS at             PLUS
                  maturity                                                                               [] The inclusion of commissions and projected profit from hedging in the original issue
               [] Full downside exposure to the SandP 500([R]) Index beyond the buffer amount                 price is likely to adversely affect secondary market prices
               [] Appreciation potential is Iimited by the maximum payment at maturity                   [] The Buffered PLUS will not be listed on any securities exchange and secondary trading
               [] Does not provide for current income; no interest payments                                 may be limited
Risk           [] The market price of the Buffered PLUS will be influenced by many unpredictable factors [] The calculation agent, which is a subsidiary of the issuer, will make determinations with
Considerations [] The Buffered PLUS are subject to the credit risk of Morgan Stanley, and any               respect to the Buffered PLUS
                  actual or anticipated changes to its credit ratings or credit spreads may adversely    [] Hedging and trading activity by the issuer's subsidiaries could potentially adversely
                  affect the market value of the Buffered PLUS                                              affect the value of the Buffered PLUS
               [] The amount payable on the Buffered PLUS is not linked to the value of the underlying   [] The historical performance of the underlying index is not an indication of future
                  index at any time other than the valuation date                                           performance
               [] Investing in the Buffered PLUS is not equivalent to investing in the underlying index  Additional risk factors can be found in the applicable pricing supplement and the following pages of this document
-------------- ----------------------------------------------------------------------------------------- --------------------------------------------------------------------------------------------

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 13

Key Terms of the Buffered PLUS
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Issuer                              Morgan Stanley
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Index                    SandP 500([R]) Index (SPX)
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                       November , 2015 (approximately 2.5 years)
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Leverage Factor                     200%
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Buffer Amount                       10%
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Payment at Maturity                 [] If the Final Index Value is greater than the Initial Index Value: $10 + the Leveraged Upside Payment
                                       In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.
                                    [] If the Final Index Value is less than or equal to the Initial Index Value but has decreased from the Initial Index Value by an amount less than or equal to the
                                       Buffer Amount of 10%: $10
                                    [] If the Final Index Value is less than the Initial Index Value and has decreased from the Initial Index Value by an amount greater than the Buffer Amount of 10%:
                                       ($10 x the Index Performance Factor) + $1.00
                                       This amount will be less than the Stated Principal Amount of $10. However, under no circumstances will the Buffered PLUS pay less than $1.00 per Buffered
                                       PLUS at maturity.
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Leveraged Upside Payment            $10 x Leverage Factor x Index Percent Increase
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Index Percent Increase              (Final Index Value -- Initial Index Value) / Initial Index Value
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Initial Index Value                 The index closing value on the Pricing Date
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Final Index Value                   The index closing value on the Valuation Date
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Valuation Date                      November , 2015, subject to adjustment for non-index business days and certain market disruption events
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Index Performance Factor            Final Index Value / Initial Index Value
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Maximum Payment at Maturity         $11.90 to $12.10 per Buffered PLUS (119% to 121% of the Stated Principal Amount). The actual Maximum Payment at Maturity will be determined on the Pricing
                                    Date.
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Minimum Payment at Maturity         $1.00 per Buffered PLUS (10% of the Stated Principal Amount)
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal Amount $10 per Buffered PLUS
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
No listing                          The Buffered PLUS will not be listed on any securities exchange.
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date(1)            This offering is expected to close for ticketing on Friday, May 31, 2013
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 14

Opportunities in Commodities

Leveraged Performance

[]   Enhanced Trigger Jump Securities based on a Basket of Three Precious Metals by Morgan Stanley

             []  Opportunity to gain exposure to the performance of a basket of three equally-weighted precious metals and provide diversification of underlying asset class exposure
Strategy     []  Limited protection against loss and can potentially outperform the basket for a certain range of performance of the basket due to the fixed percentage return if the basket as a whole
Overview         has not depreciated by 15% or more over the term of the securities
                 See "Risk Considerations" below

             The Enhanced Trigger Jump Securities, which we refer to as the securities, will pay an amount in cash at maturity that may be greater than or less than the stated principal amount depending on the performance of an equally-weighted basket consisting of gold, silver and palladium, which we refer to as the basket commodities, as measured on the valuation date (as defined below). If the basket percent change (as defined below), as measured on the valuation date, is greater than the downside threshold value of -15% (meaning that the basket

How do the   commodities, as a whole, have not depreciated by 15% or more over the term of the securities), the return on your investment in the securities will be the greater of the basket percent
Enhanced     change and the specified fixed percentage. However, if the basket percent change, as measured on the valuation date, is less than or equal to -15% (meaning that the basket
Trigger Jump commodities, as a whole, have depreciated by 15% or more over the term of the securities), the payment at maturity will be solely based on the basket percent change, and, therefore, you
work?        will be exposed on a 1 to 1 basis to the negative performance of the basket over the term of the securities and you will lose a significant portion or all of your initial investment. In no event will the payment at maturity be greater than the specified maximum payment at maturity. The securities are for investors who seek a precious metal-based return and who are willing to risk their principal and forgo current income in exchange for the potential of receiving at least the fixed percentage return if the basket percent change is greater than the specified downside threshold value. The payment at maturity may be significantly less than the stated principal amount of the securities and could be zero. Accordingly, you could lose your entire initial investment in the securities. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

                                                                                                             [] Legal and regulatory changes could adversely affect the return on and value of your
               [] You could lose your entire initial investment in the securities at maturity                   securities
               [] Full downside exposure to the negative performance of the basket if the basket declines in [] The securities will not be listed on any securities exchange and secondary trading may
                  value by 15% or more from the pricing date to the valuation date                              be limited
               [] Does not provide for current income; no interest payments                                  [] Hedging and trading activity by the issuer's subsidiaries could potentially adversely
               [] Your participation in any appreciation of the basket commodities is limited by the            affect the value of the securities.
                  maximum payment at maturity                                                                [] The inclusion of commissions and projected profit from hedging in the original issue
               [] The securities are subject to the credit risk of Morgan Stanley, and any actual or            price is likely to adversely affect secondary market prices
Risk              anticipated changes to its credit ratings or credit spreads may adversely affect
Considerations    the market value of the securities.                                                        [] The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities
               [] The amount payable on the securities is not linked to the value of the basket at any time
                  other than the valuation date                                                              [] Investing in the securities is not equivalent to investing directly in the basket commodities or in futures contracts or forward contracts on the basket commodities
               [] The market price of the securities may be influenced by many unpredictable factors         [] There are risks relating to trading of commodities on the London Bullion Market
               [] Specific commodities prices are volatile and are affected by numerous factors specific        Association and the London Platinum and Palladium Market
                  to each market                                                                             [] The historical performance of the basket commodities is not an indication of future
               [] Changes in the price of one or more of the basket commodities may offset each other           performance
                                                                                                             Additional risk factors can be found in the applicable pricing supplement and the following pages of this document

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 15

Key Terms for the Enhanced Trigger Jump

------------------------------------------------------------------------------------------ ------------------------------------------- -------------------------------------------------------------------
Issuer                       Morgan Stanley
---------------------------- ------------------------------------------------------------- ------------------------------------------- -------------------------------------------------------------------
                             Basket Commodity                                              Bloomberg Ticker Symbol                     Weighting
                             ------------------------------------------------------------- ------------------------------------------- -------------------------------------------------------------------
                             Gold                                                          GOLDLNPM                                    33.3333%
---------------------------- ------------------------------------------------------------- ------------------------------------------- -------------------------------------------------------------------
Basket                       Silver                                                        SLVRLN                                      33.3333%
                             ------------------------------------------------------------- ------------------------------------------- -------------------------------------------------------------------
                             Palladium                                                     PLDMLNPM                                    33.3333%
---------------------------- ------------------------------------------------------------- ------------------------------------------- -------------------------------------------------------------------
Maturity Date                October , 2016 (approximately 3.5 years)
---------------------------- ------------------------------------------------------------- ------------------------------------------- -------------------------------------------------------------------
Return Amount                [] If the Basket Percent Change is greater than the Downside Threshold Value, the Return Amount will be an amount in cash equal to:
                                            $1,000 x [the greater of (i) the Basket Percent Change and (ii) the Fixed Percentage]
                             [] If the Basket Percent Change is less than or equal to the Downside Threshold Value, the Return Amount will be an amount in cash equal to:
                                            $1,000 x the Basket Percent Change
                                In this case, the Return Amount will be negative and your Payment at Maturity per security will be an amount less than or equal to 85% of the Stated Principal Amount and could be zero.
---------------------------- ------------------------------------------------------------- ------------------------------------------- -------------------------------------------------------------------
Payment at Maturity          $1,000 + Return Amount, subject to the Maximum Payment at Maturity. This payment may be greater than or less than the Stated Principal Amount. There is no minimum
                             Payment at Maturity.
---------------------------- ------------------------------------------------------------- ------------------------------------------- -------------------------------------------------------------------
Maximum Payment at           $1,380 to $1, 420 per security (138% to 142% of the Stated Principal Amount). The actual Maximum Payment at Maturity will be determined on the Pricing Date.
Maturity
---------------------------- ------------------------------------------------------------- ------------------------------------------- -------------------------------------------------------------------
Fixed Percentage             10%
---------------------------- ------------------------------------------------------------- ------------------------------------------- -------------------------------------------------------------------
Downside Threshold Value     -15%
---------------------------- ------------------------------------------------------------- ------------------------------------------- -------------------------------------------------------------------
Basket Percent Change        The Basket Percent Change is equal to the sum of the following with respect to each Basket Commodity: [(Final Commodity Price -- Initial Commodity Price) / Initial Commodity
                             Price] x Weighting
---------------------------- ------------------------------------------------------------- ------------------------------------------- -------------------------------------------------------------------
Final Commodity Price        With respect to each Basket Commodity, the Commodity Price of such Basket Commodity on the Valuation Date
---------------------------- --------------------------------------------------------------------------------------------------------- -------------------------------------------------------------------
Initial Commodity Price      With respect to each Basket Commodity, the Commodity Price of such Basket Commodity on the Pricing Date, subject to adjustment for each Basket Commodity individually for non-trading days and certain market disruption events
---------------------------- ------------------------------------------------------------- ------------------------------------------- -------------------------------------------------------------------
                             For any trading day:
Commodity Price              Gold: the afternoon gold fixing price per troy ounce (as stated in U.S. Dollars);
                             Silver: the silver fixing price per troy ounce (as stated in U.S. cents); and
                             Palladium: the afternoon fixing price per troy ounce gross (as stated in U.S. Dollars).
---------------------------- --------------------------------------------------------------------------------------------------------- -------------------------------------------------------------------
Valuation Date               October , 2016, subject to adjustment for non-trading days and certain market disruption events
---------------------------- --------------------------------------------------------------------------------------------------------- -------------------------------------------------------------------
Issue Price/Stated Principal
Amount                       $1,000 per security
---------------------------- ------------------------------------------------------------- ------------------------------------------- -------------------------------------------------------------------
Listing                      The securities will not be listed on any securities exchange.
---------------------------- ------------------------------------------------------------- ------------------------------------------- -------------------------------------------------------------------
Expected Pricing Date(1)     This offering is expected to close for ticketing on Friday, May 31, 2013
---------------------------- --------------------------------------------------------------------------------------------------------- -------------------------------------------------------------------

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 16

Opportunities in International Equities

[]   Dual Directional Trigger PLUS(SM) based on the EURO STOXX 50([R]) Index
     (SX5E) by Morgan Leveraged Performance Stanley

             [] Capped leveraged exposure to, and limited protection against negative performance of, the underlying index
             [] Leverage feature only applies if the underlying index appreciates

Strategy     [] Unleveraged positive return for a certain range of negative performance of the underlying index from the pricing date to the valuation date only if the underlying index closes at or above
Overview        the specified trigger level on the valuation date
             [] May be appropriate for investors who wish to outperform the underlying index in a moderately bullish or moderately bearish scenario
                See "Risk Considerations" below

             The Dual Directional Trigger PLUS, or "Trigger PLUS," are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the applicable product supplement for PLUS, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the EURO STOXX 50([R]) Index, which we refer to as the underlying index, has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying index, which is subject to the maximum leveraged upside payment. If the underlying index has depreciated in value but by no more than

How do the   20%, investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline, which will effectively be
Dual         limited to a positive 20% return. However, if the underlying index has depreciated by more than 20% in value, investors will be negatively exposed to the full amount of the percentage
Directional  decline in the underlying index and will lose 1% of the stated principal amount for every 1% of decline, without any buffer. The Trigger PLUS are for investors who seek an equity index-
Trigger PLUS based return and who are willing to risk their principal and forgo current income and upside above the maximum leveraged upside payment in exchange for the leverage and absolute
work?        return features that in each case apply to a limited range of performance of the underlying index. Investors may lose their entire initial investment in the Trigger PLUS. The Trigger
             PLUS are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the Trigger PLUS are subject to the credit risk of Morgan
             Stanley. The Trigger PLUS differ from the PLUS described in the applicable product supplement for PLUS in that the Trigger PLUS offer the potential for a positive return at maturity if the underlying index depreciates by up to 20%. The Trigger PLUS are not the Buffered PLUS described in the applicable product supplement for PLUS. Unlike the Buffered PLUS, the Trigger
             PLUS do not provide any protection if the underlying index depreciates by more than 20%.

               [] You may lose your entire initial investment in the Trigger PLUS at maturity           [] Investing in the Trigger PLUS is not equivalent to investing in the underlying index
               [] Full downside exposure to the underlying index without buffer if the underlying index [] Adjustments to the underlying index could adversely affect the value of the Trigger PLUS
                  closes below the trigger level on the valuation date                                  [] The inclusion of commissions and projected profit from hedging in the original issue price
               [] Appreciation potential is Iimited by the maximum payment at maturity                     is likely to adversely affect secondary market prices
               [] Does not provide for current income; no interest payments                             [] The Trigger PLUS will not be listed on any securities exchange and secondary trading
               [] Risks associated with investments in securities linked to the value of foreign equity    may be limited
Risk              securities                                                                            [] The calculation agent, which is a subsidiary of the issuer, will make determinations with
Considerations [] The market price of the Trigger PLUS will be influenced by many unpredictable            respect to the Trigger PLUS
                  factors                                                                               [] Hedging and trading activity by our subsidiaries could potentially adversely affect the value
               [] The Trigger PLUS are subject to the credit risk of Morgan Stanley, and any               of the Trigger PLUS
                  actual or anticipated changes to its credit ratings or credit spreads may             [] The historical performance of the underlying index is not an indication of future
                  adversely affect the market value of the Trigger PLUS                                    performance
               [] The amount payable on the Trigger PLUS is not linked to the value of the underlying   Additional risk factors can be found in the applicable pricing supplement and the following
                  index at any time other than the valuation date                                       pages of this document

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 17

Key Terms of the Dual Directional Trigger PLUS(SM)
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Issuer                              Morgan Stanley
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Index                    EURO STOXX 50([R]) Index (SX5E)
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                       May , 2016 (approximately 3 years)
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Leverage Factor                     150%
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Trigger Level                       80% of the Initial Index Level
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Payment at Maturity                 [] If the Final Index Level is greater than the Initial Index Level:
                                          $10 + Leveraged Upside Payment
                                          In no event will this amount exceed the Stated Principal Amount plus the Maximum Leveraged Upside Payment.
                                    [] If the Final Index Level is less than or equal to the Initial Index Level but greater than or equal to the Trigger Level:
                                          $10 + ($10 X Absolute Index Return)
                                          In this scenario, you will receive a 1% positive return on the Trigger PLUS for each 1% negative return on the Underlying Index. In no event will this amount exceed the Stated Principal Amount plus $2.00.
                                    [] If the Final Index Level is less than the Trigger Level:
                                          $10 X the Index Performance Factor
                                          This amount will be less than the Stated Principal Amount of $10, and will represent a loss of at least 20%, and possibly all, of your investment.
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Leveraged Upside Payment            $10 x Leverage Factor x Index Percent Change
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Leverage Factor                     150%
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Index Percent Change                (Final Index Level -- Initial Index Level) / Initial Index Level
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Absolute Index Return               The absolute value of the Index Percent Change. For example, a -5% Index Percent Change will result in a +5% Absolute Index Return.
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Index Performance Factor            Final Index Level / Initial Index Level
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Initial Index Value                 The index closing value on the Pricing Date
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Final Index Level                   The index closing value on the Valuation Date
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Valuation Date                      May , 2016, subject to postponement for non-index business days and certain market disruption events
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Maximum Leveraged Upside Payment    $5.70 to $6.20 per Trigger PLUS (57% to 62% of the Stated Principal Amount). The actual Maximum Leveraged Upside Payment will be determined on the Pricing
                                    Date
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal Amount $10 per Trigger PLUS
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
No listing                          The Trigger PLUS will not be listed on any securities exchange.
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date(1)            This offering is expected to close for ticketing on Friday, May 31, 2013
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 18
                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 19
                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 20

Opportunities in U.S. Equities

Partial Principal at Risk Securities

[]   Equity-Linked Partial Principal at Risk Securities based on the SandP
     500([R]) lndex (SPX) by Morgan Stanley

                  []  Minimum payment amount of 90% of the principal if held to maturity, subject to the credit risk of Morgan Stanley
Strategy          []  Full participation in any appreciation of the SandP 500([R]) lndex over the term of the securities up to a maximum return of 75% to 80%
Overview          []  May be appropriate for investors who have a bullish outlook on the SandP 500([R]) lndex over the investment term but are concerned about potential loss of principal of more than 10%
                      See "Risk Considerations" below

                  Equity-Linked Partial Principal at Risk Securities, which we refer to as the securities, are senior unsecured obligations of Morgan Stanley, will pay no interest, provide for a minimum payment amount of only 90% of principal at maturity and have the terms described in the applicable product supplement, index supplement and prospectus, as supplemented and

How do the        modified by the applicable pricing supplement. At maturity, if the underlying index has appreciated in value, investors will receive the stated principal amount of their investment plus
Equity Linked     100% of the appreciation of the underlying index, subject to the maximum payment amount. However, if at maturity the underlying index has remained unchanged or depreciated in
Partial Principal value, investors will lose 1% for every 1% decline of the final index value from the initial index value, subject to the minimum payment amount. Investors may lose up to 10% of the
at Risk           stated principal amount of the securities. The securities are for investors who are concerned about principal risk, but seek an equity index-based return, and who are willing to risk
Securities        10% of their principal and to forgo current income on the securities and appreciation above the maximum payment amount in exchange for the repayment of at least 90% of the
Work?             principal at maturity and the opportunity to participate in 100% of appreciation of the underlying index, subject to the maximum payment amount. The securities are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the securities, including the payment of the minimum payment amount at maturity, are subject to the credit risk of Morgan Stanley.

                                                                                                      [] The inclusion of commissions and projected profit from hedging in the original issue
               [] Investors may lose up to 10% of the stated principal amount of the securities at       price is likely to adversely affect secondary market prices
                  maturity                                                                            [] Adjustments to the underlying index could adversely affect the value of the securities
               [] Appreciation potential is limited by the maximum payment amount                     [] Investing in the securities is not equivalent to investing in the underlying index
               [] Investors will lose 1% for every 1% decline in the underlying index, subject to the [] The securities will not be listed on any securities exchange and secondary trading may
                  minimum payment at maturity of 90% of the stated principal amount                      be limited
Risk           [] Does not provide for current income; no interest payments                           [] The calculation agent, which is a subsidiary of the issuer, will make determinations with
Considerations [] The market price of the securities will be influenced by many unpredictable factors    respect to the securities
               [] The securities are subject to the credit risk of Morgan Stanley, and any actual     [] Hedging and trading activity by the issuer's subsidiaries could potentially adversely
                  or anticipated changes to its credit ratings or credit spreads may adversely           affect the value of the securities
                  affect the market value of the securities                                           [] The historical performance of the underlying index is not an indication of future
               [] The amount payable on the securities is not linked to the value of the underlying      performance
                  index at any time other than the determination date                                    Additional risk factors can be found in the applicable pricing supplement and the following pages of this document

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 21

Equity Linked Partial Principal at Risk Securities
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Issuer                              Morgan Stanley
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Index                    SandP 500([R]) lndex (SPX)
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                       May , 2020 (approximately 7 years)
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------
                                    If the Final Index Value is greater than the Initial Index Value:
                                            $10 + Supplemental Redemption Amount, subject to the Maximum Payment Amount
                                    If the Final Index Value is less than or equal to the Initial Index Value:
Payment at Maturity                         $10 x (Final Index Value / Initial Index Value), subject to the Minimum Payment Amount
                                    This amount will be less than the Stated Principal Amount of $10 per security by an amount that is proportionate to the percentage depreciation of the
                                    Underlying Index. However, under no circumstances will the payment due at maturity be less than the Minimum Payment Amount of $9 per security.
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------
Supplemental Redemption Amount      (i) $10 times (ii) the Index Percent Change times (iii) the Participation Rate
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------
Maximum Payment Amount              $17.50 to $18.00 per security (175% to 180% of the Stated Principal Amount), to be determined on the Pricing Date
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------
Minimum Payment Amount              $9 per security (90% of the Stated Principal Amount)
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------
Participation Rate                  100%
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------
Index Percent Change                (Final Index Value -- Initial Index Value) / Initial Index Value
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------
Initial Index Value                 The index closing value on the Pricing Date.
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------
Final Index Value                   The index closing value on the Determination Date
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------
Determination Date                  May , 2020, subject to postponement for non-index business days and certain market disruption events
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------
Listing                             The securities will not be listed on any securities exchange.
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal Amount $10 per security
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date(1)            This offering is expected to close for ticketing on Friday, May 31, 2013
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 22
                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 23
                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 24
                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 25

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 26

Selected Risks and Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk

All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured Investment, the investor's investment would be at risk and an investor could lose some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment.
Furthermore, unless issued as market-linked certificate of deposit, Structured
Investments are not bank deposits and are not insured by the Federal Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk

The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk

There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular
Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for
Structured Investments, the price at which you may be able to trade a Structured
Investment is likely to depend on the price, if any, at which Morgan Stanley
Wealth Management or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley Wealth
Management or any other broker dealer were not to make a market in Structured
Investments, it is likely that there would be no secondary market for Structured
Investments.

Past Performance Not Indicative of Future Results

The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 27

Conflicts of Interest

The applicable issuer, its affiliates, Morgan Stanley Wealth Management and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Wealth Management or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked.
Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally.
Any of these activities could affect the market value of a specific Structured
Investment or Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the periodic interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity

Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured
Investment will carry out hedging activities related to that Structured
Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer's subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and Hedging Profits

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which any dealer is willing to purchase Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the
Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the dealer as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the principal amount of each MLD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Principal Amount of the
MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2013

Client Strategy Guide: May 2013 Offerings Page 28

IMPORTANT INFORMATION AND QUALIFICATIONS:

This material was prepared by sales, trading or other non-research personnel of
Morgan Stanley Smith Barney LLC (together with its affiliates hereinafter,
"Morgan Stanley Wealth Management," or "the firm"). Morgan Stanley Wealth
Management was formed pursuant to a Joint Venture between Citigroup Inc. and
Morgan Stanley and Co. LLC ("Morgan Stanley and Co."). This material was not produced by a research analyst of Morgan Stanley and Co., Citigroup Global
Markets Inc., ("Citigroup") or Morgan Stanley Wealth Management, although it may refer to a Morgan Stanley and Co., Citigroup, or Morgan Stanley Wealth
Management research analyst or report. Unless otherwise indicated, these views
(if any) are the author's and may differ from those of the aforementioned research departments or others in the firms.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley
Japan Limited; in Hong Kong by Morgan Stanley Asia Limited; in Singapore by
Morgan Stanley Asia (Singapore) Pte., regulated by the Monetary Authority of
Singapore, which accepts responsibility for its contents; in Australia by Morgan
Stanley Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada
Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A.,
a Morgan Stanley group company, which is supervised by the Spanish Securities
Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by
Morgan Stanley and Co. LLC, which accepts responsibility for its contents; and
in the United Kingdom, this publication is approved by Morgan Stanley and Co.
International PLC, solely for the purposes of section 21 of the Financial
Services and Markets Act 2000 and is distributed in the European Union by Morgan
Stanley and Co. International PLC, except as provided above. Private U.K.
investors should obtain the advice of their Morgan Stanley and Co. International
PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients"
within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

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risks. May 2013